U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 22, 2007
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                                GREATBATCH, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



            Delaware                  1-16137                  16-1531026
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(State or other jurisdiction of     (Commission              (IRS Employer
        incorporation)              File Number)           Identification No.)



    9645 Wehrle Drive, Clarence, New York                        14031
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   (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (716) 759-6901
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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Item 1.01        Entry into and Termination of Material Definitive Agreements
and 1.02         ------------------------------------------------------------

                 On May 22, 2007, Greatbatch Ltd. (the "Borrower") entered into a credit agreement with the financial institutions identified therein as lenders and Manufacturers and Traders Trust Company ("M&T"), as the administrative agent (the "2007 Credit Agreement"). The 2007 Credit Agreement is guaranteed by Greatbatch, Inc. (the "Greatbatch"), the Borrower's ultimate parent, WGL Intermediate Holdings, Inc. ("Holdings"), the Borrower's direct parent, the Borrower's U.S. subsidiaries and those foreign subsidiaries of the Borrower as designated by the Borrower from time to time or as are required under the 2007 Credit Agreement. The 2007 Credit Agreement replaces the three-year $50 million Second Amended and Restated Credit Agreement, dated as of May 31, 2005, by and among Greatbatch Ltd., the lenders party thereto and Manufacturers and Traders Trust Company, as administrative agent (the "2005 Credit Agreement").

                 The 2007 Credit Agreement provides for a new $235 million secured revolving credit facility with a letter of credit subfacility in an aggregate amount equal to $15 million and a swingline subfacility in an aggregate amount equal to $15 million. The 2007 Credit Agreement has an initial maturity date of May 22, 2012 and permits one extension by the Borrower to April 1, 2013, provided, that no default or event of default has occurred and is continuing on the date of the extension and the Borrower has paid an extension fee to the lenders. The 2007 Credit Agreement also contains an increase provision that would make up to an additional $100 million available for borrowing provided the increased portion could be fully syndicated at a later date among existing or new lenders.

                 Loans (other than swing loans) under the 2007 Credit Agreement will bear interest at the Borrower's option either at: (i) the higher of (a) M&T's prime rate in effect from time to time and
                 (b) the federal funds effective rate in effect from time to time plus 0.5%, plus the applicable margin for such loans, which ranges between 0.000% and (1.250%), based on the senior leverage ratio or (ii) the applicable London interbank offered rate divided by a number equal to 1.00 minus the maximum aggregate reserve requirement which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D, plus the applicable margin for such loans, which ranges between 1.000% and 2.000%, based on the senior leverage ratio. Swing loans under the 2007 Credit Agreement will bear interest at the higher of (a) M&T's prime rate in effect from time to time and (b) the federal funds effective rate in effect from time to time plus 0.5%, plus the applicable margin for such loans, which ranges between 0.000% and (1.250%), based on the senior leverage ratio. The Borrower will pay a commitment fee, quarterly in arrears, during the term of the 2007 Credit Agreement which varies between 0.250% and 0.125% depending on the Borrower's senior leverage ratio. The commitment fee is currently set at 0.125% or $293,750 per annum payable quarterly in arrears.

                 The 2007 Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on the incurrence of indebtedness by the Borrower or the Borrower's subsidiaries, limitations on the incurrence

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                 of liens and licensing of the Borrower's intellectual
                 property, limitations on investments made by the Borrower and restrictions on certain payments by the Borrower.

                 The 2007 Credit Agreement also contains the following restrictive covenants, which may be waived with the written consent of the Majority Lenders (as defined in the 2007 Credit Agreement):

                 (1) Except to the extent paid for by common equity of Greatbatch or paid for out of cash on hand, limits the amount paid for new acquisitions to $100 million (excluding Greatbatch's previously announced acquisition of Enpath Medical, Inc.);

                 (2) Limits repurchases of Greatbatch's stock to $60 million;
                 and

                 (3) Limits payments to holders of Greatbatch's 2 1/4% Convertible Subordinated Debentures due 2013 issued in May 2003 (the "2003 Debentures") upon the exercise of any holder's put rights under the 2003 Debentures and payments to holders upon conversion of Greatbatch's 2 1/4% Convertible Subordinated Debentures due 2013 (the "2007 Debentures") under the net share settlement feature of the 2007 Debentures to $53 million.

                 In addition, the 2007 Credit Agreement requires that Greatbatch, Holdings, the Borrower and their subsidiaries, on a consolidated basis, maintain a ratio of adjusted EBITDA to interest expense calculated as of the last day of any fiscal quarter of not greater than 3.00 to 1.00, and a total leverage ratio of not greater than 5.00 to 1.00 from May 22, 2007 through September 29, 2009 and not greater than 4.50 to 1.00 from September 30, 2009 and thereafter.

                 The 2007 Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, a majority of the lenders may declare the outstanding advances and all other obligations under the 2007 Credit Agreement immediately due and payable.

                 The description of the 2007 Credit Agreement contained herein is qualified in its entirety by reference to the 2007 Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation
                 --------------------------------------------------------------
                 Under an Off-Balance Sheet Arrangement of a Registrant.
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                 See Item 1.01 above, which is incorporated by reference herein.


Item 9.01        Financial Statements and Exhibits.
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                 (c) Exhibits

                 10.1 Credit Agreement by and among Greatbatch Ltd., the financial institutions identified therein as lenders, and Manufacturers and Traders Trust Company, as the administrative agent, dated as of May 22, 2007.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        GREATBATCH, INC.
        Dated:  May 25, 2007
                                         By  /s/ Marco F. Benedetti
                                             -----------------------------------
                                              Marco F. Benedetti
                                              Corporate Controller
                                              (Principal Accounting Officer)










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EXHIBIT            DESCRIPTION
NUMBER             -----------
------

10.1 Credit Agreement by and among Greatbatch Ltd., the financial institutions identified therein as lenders, and Manufacturers and Traders Trust Company, as the administrative agent, dated as of May 22, 2007.













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